EXHIBIT 99.1
FOR IMMEDIATE RELEASE

Contacts:
Indus International Inc.	Kalt Rosen
Gary Frazier, (770) 989-4188	Pierre Hirsch
gary.frazier@indus.com	415/397-2686
Indus Names Kenneth Lawrence to Board of Directors
Announces Date of 2005 Annual Meeting of Stockholders
ATLANTA, July 28, 2005 — Indus International Inc. (NASDAQ: IINT ), a leading provider of Service Delivery Management (SDM)™ solutions, today announced the election of Kenneth G. Lawrence to the Indus Board of Directors, effective immediately. Following the 2005 Annual Meeting of Stockholders, assuming he is reelected, Lawrence also is expected to serve on the Audit and Nomination and Corporate Governance Committees of the Indus Board of Directors.
Lawrence retired from Exelon Corporation and PECO Energy Company in November 2003 as the Chairman of PECO Energy Company, Senior Vice President of Exelon and President and Chief Operating Officer of Exelon Energy Delivery. PECO Energy is Pennsylvania’s largest utility and an electric and natural gas distribution subsidiary of Exelon Corporation, a registered public utility holding company and the largest nuclear operator in the U.S. For more than 35 years, Lawrence provided corporate leadership at PECO during terms as president and chief financial officer and prior positions in the areas of corporate planning, rates and regulation, customer operations and the natural gas business. Lawrence was responsible for $10 billion in revenue and 3.5 million customers and 10,000 employees in both the Chicago and Philadelphia areas. He played a pivotal role in the integration of the Com Ed and PECO Energy Delivery business following their 2000 merger.
“Ken is a true leader in the energy market, and Indus will benefit tremendously from his industry knowledge,” said Indus Chairman Allen R. Freedman. “He drove PECO to innovate in field service, business operations and customer satisfaction — all while managing in a volatile era of consolidation. Ken has first hand experience and proven success at what our clients are striving to achieve, and we look to transfer his competitive edge through our offerings. ”
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“The Indus management team has a huge opportunity to build clear dominance in markets such as energy through service transformation,” said Lawrence. “I am looking forward to contributing to the company’s growth by advocating and providing guidance on the strategy and execution of Service Delivery Management nationally and abroad.”
Lawrence has received numerous awards from a wide variety of civic, social service and community organizations and is a board member of the Philadelphia Orchestra. He holds a Bachelor of Science in Engineering from Cornell University and an MBA from Widner University.
Indus also announced its Annual Meeting of Stockholders will be held on October 17, 2005, at 3:00 p.m. (EDT) at the company’s headquarters at 3301 Windy Ridge Parkway, Atlanta, GA, 30339. At that meeting, stockholders will be asked to elect directors to serve for the ensuing year and to ratify Ernst & Young LLP as the independent registered public accounting firm for the company’s fiscal year ending March 31, 2006. The company has nominated Richard C. Cook, Gregory J. Dukat, Allen R. Freedman, Eric Haskell, Kenneth G. Lawrence, Thomas R. Madison Jr. and Frederick J. Schwab for election at the Annual Meeting. Only stockholders on record on August 19, 2005, will be entitled to notice of and to vote at the Annual Meeting.
About Indus International
Indus is a leading provider of Service Delivery Management (SDM) solutions, which help clients in a broad array of industries optimize the management of their customers, workforce, spare parts inventory, tools and documentation in order to maximize performance and customer satisfaction while achieving significant cost savings. Indus customer, asset and workforce management software products, professional services and hosted service offerings improve our clients’ profitability by reducing costs, increasing capacity and competitiveness, improving service to their customers, facilitating billing for services and ensuring regulatory compliance. Indus solutions have been purchased by more than 400 companies in more than 40 countries, representing diverse industries — including manufacturing, utilities, telecommunications, government, education, transportation, facilities and property management, consumer packaged goods and more. For more information, visit our Website at http://www.indus.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release contains statements, estimates or projections that are not historical in nature and that may constitute “forward-looking statements” as defined under U.S. federal securities laws. These statements include, but are not limited to, expanding the
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company into new high-growth markets and building the Company’s financial and competitive strength These statements, which speak only as of the date given, are subject to certain risks and uncertainties that could cause actual results to differ materially from our Company’s historical experience and our expectations or projections. These risks include, but are not limited to, projected growth in the emerging service delivery management market, market acceptance of our service delivery management strategy, our ability to maintain consistent profitability and positive operating cash flow, market acceptance and the success of our new products and enhancements and upgrades to our existing products, current market conditions for our products and services, our ability to license software to new customers, limitations on our ability to use our net operating loss carry-forwards, timely development and introduction of new products, releases and product enhancements, timely performance of services, changes in our executive management team and our board of directors, uncertainty relating to and the management of personnel changes, the ability to realize the anticipated benefits of our restructurings, our competitive position, the ability to establish and retain partnership arrangements, our ability to develop our indirect sales channels, our ability to succeed in international markets, including Japan, current economic conditions, heightened security and war or terrorist acts in countries of the world that affect our business, and other risks identified from time-to-time in the Company’s SEC filings. Investors are advised to consult the Company’s filings with the SEC, including its 2005 Annual Report on Form 10-K, for a further discussion of these and other risks.
Indus is a registered trademark of Indus International, Inc. Other company and product names may be trademarks of the respective companies with which they are associated.
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